As filed with the Securities and Exchange Commission on October 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-1082097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

180 N. LaSalle Street, Suite 1600

Chicago, Illinois 60601

1-844-445-5704

(Address of Principal Executive Offices)

Xeris Pharmaceuticals, Inc. 2011 Stock Option/Stock Issuance Plan

Xeris Pharmaceuticals, Inc. 2018 Stock Option and Incentive Plan

Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan

Xeris Pharmaceuticals, Inc. Inducement Equity Plan

Strongbridge Biopharma plc 2015 Equity Compensation Plan

Strongbridge Biopharma plc Non-Employee Director Equity Compensation Plan

Individual Stock Option Agreements

Strongbridge Biopharma plc 2017 Inducement Plan

(Full Title of the Plans)

Paul R. Edick

Chief Executive Officer and Chairman

Xeris Biopharma Holdings, Inc.

180 N. LaSalle Street, Suite 1600

Chicago, Illinois 60601

1-844-445-5704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph C. Theis, Jr., Esq.

Stephanie A. Richards, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(7)
Xeris Pharmaceuticals, Inc. 2011 Stock Option/Stock Issuance Plan(8)
In respect of assumed stock options: Common Stock, $0.0001 par value per share	1,827,587	$4.08 (3)	$7,456,554.96	$691.22
Xeris Pharmaceuticals, Inc. 2018 Stock Option and Incentive Plan
In respect of available stock reserve: Common Stock, $0.0001 par value per share	1,489,262	$2.42 (4)	$3,604,014.04	$334.09
In respect of assumed stock options: Common Stock, $0.0001 par value per share	2,979,927	$6.28 (3)	$18,713,941.56	$1,734.78
In respect of assumed restricted stock units: Common Stock, $0.0001 par value per share	1,861,607	$2.42 (4)	$4,505,088.94	$417.62
Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan
In respect of available stock reserve: Common Stock, $0.0001 par value per share	585,570	$2.06 (5)	$1,204,517.49	$111.66
Xeris Pharmaceuticals, Inc. Inducement Equity Plan
In respect of available stock reserve: Common Stock, $0.0001 par value per share	185,773	$2.42 (4)	$449,570.66	$41.68
In respect of assumed stock options: Common Stock, $0.0001 par value per share	206,011	$6.42 (3)	$1,322,590.62	$122.60
In respect of assumed restricted stock units: Common Stock, $0.0001 par value per share	230,050	$2.42 (4)	$556,721.00	$51.61
Strongbridge Biopharma plc 2015 Equity Compensation Plan
In respect of available share reserve: Common Stock, $0.0001 par value per share	2,028,621	$2.42 (6)	$4,909,262.82	$455.09
In respect of assumed options: Common Stock, $0.0001 par value per share	4,542,263	$5.10 (3)	$23,165,541.30	$2,147.45
Strongbridge Biopharma plc Non-Employee Director Equity Compensation Plan
In respect of assumed options: Common Stock, $0.0001 par value per share	648,649	$9.65 (3)	$6,259,462.85	$580.25
Strongbridge Written Stock Option Agreements (outside of the 2015 Plan and the Non-Employee Director Plan)
In respect of assumed options: Common Stock, $0.0001 par value per share	211,265	$21.06(3)	$4,449,240.90	$412.44
Strongbridge Biopharma plc 2017 Inducement Plan
In respect of available share reserve: Common Stock, $0.0001 par value per share	1,068,378	$2.42 (6)	$2,585,474.76	$239.67
In respect of assumed stock options: Common Stock, $0.0001 par value per share	998,069	$5.66 (3)	$5,649,070.54	$523.67
Total	18,863,032		$84,831,052.44	$7,863.84

(1)

Xeris Biopharma Holdings, Inc. (“Xeris Holdco” or the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register the issuance of 18,863,032 shares of common stock, par value $0.0001 per share, of Xeris Holdco (the “Xeris Holdco Common Stock”), which are issuable pursuant to the Xeris Pharmaceuticals, Inc. 2011 Stock Option/Stock Issuance Plan, the Xeris Pharmaceuticals, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”), the Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”), the Xeris Pharmaceuticals, Inc. Inducement Equity Plan (the “Xeris Inducement Plan” and, together with the 2011 Plan and the 2018 Plan, the “Xeris Share Plans”), the Strongbridge Biopharma plc 2015 Equity Compensation Plan (the “2015 Plan”), the Strongbridge Biopharma plc Non-Employee Director Equity Compensation Plan (the “Non-Employee Director Equity Plan”), the Strongbridge Biopharma plc 2017 Inducement Plan (the “2017 Plan”) and Strongbridge written stock option agreements (outside of the 2015 Plan and the Non-Employee Director Plan) (“Individual Stock Option Agreements”) (collectively, the “Plans”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Xeris Holdco Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Xeris Holdco Common Stock. Strongbridge Shares (as defined in the Explanatory Note below) are converted to shares of common stock of the Registrant using the Exchange Ratio (as defined in the Transaction Agreement) of 0.784.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the weighted average per share exercise price (rounded to nearest cent) for certain outstanding stock options granted under the listed Plan. The Registrant has assumed the stock options issued under the listed Plan pursuant to the Transaction Agreement (as defined below). The exercise prices for Strongbridge options are converted using the Exchange Ratio of 0.784.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon $2.42, which is the average of the high and low prices per share of Xeris Pharmaceuticals, Inc. (“Xeris”) common stock as reported on the Nasdaq Stock Market on September 30, 2021. The Registrant has assumed the restricted share awards and the restricted stock unit awards issued or available for issuance under the listed Plan pursuant to the Transaction Agreement (as defined below).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon $2.06, which is 85% of the average of the high and low prices per share of Xeris Pharmaceuticals, Inc. (“Xeris”) common stock as reported on the Nasdaq Stock Market on September 30, 2021. The Registrant has assumed the restricted share awards and the restricted stock unit awards issued or available for issuance under the listed Plan pursuant to the Transaction Agreement (as defined below). Pursuant to the 2018 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the first trading day of the offering period or on the exercise date, whichever is less.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon $2.42, which is the average of the high and low prices per share of Xeris ordinary shares as reported on the Nasdaq Stock Market on September 30, 2021. The Registrant has assumed the restricted share awards and the restricted stock unit awards issued or available for issuance under the listed Plan pursuant to the Transaction Agreement (as defined below). The exercise prices for Strongbridge options are converted using the Exchange Ratio of 0.784.

(7)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000.00 of the Proposed Maximum Aggregate Offering Price.
(8)

To the extent outstanding options granted under the 2011 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2011 Plan, the number of shares underlying such awards will be available for future grant under the 2018 Plan.

EXPLANATORY NOTE

Effective October 5, 2021, Xeris Holdco completed the previously announced acquisition and merger contemplated by the Transaction Agreement, dated as of May 24, 2021 (the “Transaction Agreement”), by and among Xeris, Strongbridge, Xeris Holdco and Wells MergerSub, Inc. (“MergerSub”). Pursuant to the Transaction Agreement, (i) Xeris Holdco acquired Strongbridge (the “Acquisition”) pursuant to a scheme of arrangement (the “Scheme”) under Irish law, and (ii) MergerSub merged with and into Xeris, with Xeris as the surviving corporation in the merger (the “Merger,” and the Merger together with the Acquisition, the “Transactions”). Pursuant to the Acquisition, each ordinary share of Strongbridge (the “Strongbridge Shares”) issued and outstanding immediately prior to the effectiveness of the Scheme, other than certain Strongbridge Shares held by Xeris Holdco, Xeris or any of its subsidiaries and/or any Strongbridge Shares held by Strongbridge or any of its subsidiaries, was converted into the right to receive (a) 0.7840 of a share of Xeris Holdco’s common stock (“Holdco Shares”) (the “Share Consideration”) and cash in lieu of fractions of Holdco Shares; and (b) one (1) non-tradeable contingent value right (“CVR”), worth up to a maximum of $1.00 settleable in cash, additional Holdco Shares or a combination thereof, at Xeris Holdco’s sole election (the “CVR Consideration” and, and together with the Share Consideration and any cash in lieu of fractions of Holdco Shares due to a Strongbridge Shareholder, the “Scheme Consideration”). As a result of the Transactions, both Xeris and Strongbridge became wholly owned subsidiaries of Xeris Holdco.

At the effective time of the Scheme, (a) Strongbridge Shareholders received the Scheme Consideration, (b) Strongbridge’s outstanding equity awards were treated as set forth in the Transaction Agreement, such that (i) each Strongbridge Share Award was vested and settled for Strongbridge Shares immediately prior to the effective time of the Scheme, (ii) each Strongbridge Option became fully vested and exercisable immediately prior to the effective time of the Scheme, (iii) each unexercised Strongbridge Option was assumed by Xeris Holdco and converted into an option to purchase Holdco Shares (each, a “Strongbridge Rollover Option”), with the exercise price per Holdco Share and the number of Holdco Shares underlying the Strongbridge Rollover Option adjusted to reflect the conversion from Strongbridge Shares into Holdco Shares, provided that each Strongbridge Rollover Option will continue to have, and be subject to, the same terms and conditions that applied to the corresponding Strongbridge Rollover Option (except for terms rendered inoperative by reason of the Acquisition or for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect), provided that the terms of each Strongbridge Rollover Option with an exercise price of $4.50 or less (prior to the adjustment described above) was amended to provide that it shall remain exercisable for a period of time following the effective time of the Scheme equal to the lesser of (A) the maximum remaining term of such corresponding Strongbridge Option and (B) the fourth anniversary of the effective date of the Merger, in each case regardless of whether the holder of such Strongbridge Rollover Option experiences a termination of employment or service on or following the effective time of the Scheme and (iv) Xeris Holdco issued to each holder of a Strongbridge Rollover Option one CVR with respect to each Strongbridge Share subject to the applicable Strongbridge Option, provided that in no event shall such holder be entitled to any payments with respect to such CVR unless the corresponding Strongbridge Option has been exercised on or prior to any such payment, and (c) Strongbridge’s outstanding warrants were treated as follows: (i) each outstanding and unexercised Strongbridge Private Placement Warrant (as defined in the Transaction Agreement) was assumed by Xeris Holdco such that the applicable holders will have the right to subscribe for Holdco Shares, in accordance with certain terms of the Strongbridge Private Placement Warrant, (ii) each outstanding and unexercised Strongbridge Assumed Warrant (as defined in the Transaction Agreement) was assumed by Xeris Holdco such that, upon exercise, the applicable holders will have the right to have delivered to them the Reference Property (as such term is defined in the Strongbridge Assumed Warrants), in accordance with certain terms of the Strongbridge Assumed Warrants.

At the effective time of the Merger, (a) each share of Xeris common stock was assumed by Xeris Holdco and converted into the right to receive one Holdco Share and any cash in lieu of fractions of Holdco Shares due to a Xeris Shareholder (the “Merger Consideration”) and (b) each Xeris option, stock appreciation right, restricted share award and other Xeris share based award that was outstanding was assumed by Xeris Holdco and converted into an equivalent equity award of Xeris Holdco, which award will be subject to the same number of shares and the same terms and conditions as were applicable to the Xeris award in respect of which it was issued. At the effective time of the Merger, Xeris Holdco assumed the 2015 Plan, the Xeris Share Plans and the Xeris ESPP for the purposes of governing each Strongbridge Rollover Option, governing each assumed Xeris equity award and granting awards to the extent permitted by applicable law and NASDAQ regulations.

In connection with the Transactions, the Registrant assumed the 2011 Plan, the 2018 Plan, the 2018 ESPP, the Xeris Inducement Plan, the 2015 Plan, the Non-Employee Director Equity Plan, the 2017 Plan and Individual Stock Option Agreements (the “Assumed Plans”) and certain equity awards issued and outstanding under the Assumed Plans.

This Registration Statement is being filed by the Registrant in connection with the registration of Xeris Holdco Common Stock issuable to eligible employees of the Registrant or its subsidiaries pursuant to awards granted or that may in the future be granted under the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to

Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference and shall be deemed to be a part hereof (except for any portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission):

(1) The Registrant’s Current Report on Form 8-K filed with the Commission on October 5, 2021, including the description of Registrant’s Common Stock, par value $0.0001 per share, contained therein;

(2) Xeris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Commission on March 9, 2021;

(3) Xeris’ Quarterly Reports on Form 10-Q for the quarter ended March  31, 2021, as filed with the Commission on May 13, 2021, and for the quarter ended June 30, 2021, as filed with the Commission on August 5, 2021;

(4) Xeris’ Current Reports on Form 8-K filed with the Commission on March 11, 2021, May 6, 2021, May 24, 2021, June  8, 2021, July  19, 2021, July  29, 2021, July 30, 2021, September 14, 2021, October  5, 2021, October 5, 2021;

(5) Strongbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Commission on March 3, 2021;

(6) Strongbridge’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, as filed with the Commission on May 12, 2021, and the quarter ended June  30, 2021, as filed with the Commission on August 5, 2021; and

(7) Strongbridge’s Current Reports on Form 8-K filed with the Commission on February  16, 2021, March 2, 2021, March 26, 2021, May  13, 2021, May  14, 2021, May  24, 2021, July 7, 2021, July 26, 2021, August 30, 2021, September 8, 2021 and October 5, 2021.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 4. DESCRIPTION OF SECURITIES.

The Registrant’s Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Company has adopted provisions in its Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference, and Amended and Restated By-laws (“By-laws”), a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference, that limit or eliminate the personal liability of the Company’s directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the Company’s By-laws provide that:

•

the Company will indemnify its directors, officers and, in the discretion of the board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

the Company will advance reasonable expenses, including attorneys’ fees, to its directors and, in the discretion of the board of directors, to its officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of the Company, subject to limited exceptions.

Under the Transaction Agreement, Xeris Holdco has agreed that all rights to indemnification, advancement of expenses or exculpation existing as of the date of the Transaction Agreement in respect of acts or omissions occurring at or prior to the completion of the Transactions provided for in the organizational documents of Xeris, Strongbridge and their respective subsidiaries or in any agreement to which those entities are party in favor of the current or former directors, officers or employees of Xeris or Strongbridge or any of their respective subsidiaries will continue in full force and effect following the consummation of the Transaction. For six (6) years after the Scheme Effective Time or Merger Effective Time, as defined in the Transaction Agreement, as applicable, Xeris Holdco will maintain in effect the provisions for indemnification, advancement of expenses or exculpation in the organizational documents of Xeris, Strongbridge and their respective subsidiaries or in any agreement to which those entities are party and will not amend, repeal or modify such provisions in any manner that would adversely affect the rights of any individuals who are entitled to such rights. At and after the Scheme Effective Time, Strongbridge will (and Xeris Holdco will cause Strongbridge to) indemnify and hold harmless each present and former director, officer and employee of Strongbridge and its subsidiaries against any costs, expenses, losses or liabilities arising out of matters pertaining to such person’s service to Strongbridge or any of its subsidiaries occurring at or before the Scheme Effective Time, subject to the limitations of applicable law and the companies’ organizational documents. Similarly, at and after the Merger Effective Time, Xeris will (and Xeris Holdco will cause Xeris to) indemnify and hold harmless each present and former director, officer and employee of Xeris and its subsidiaries against any costs, expenses, losses or liabilities arising out of matters pertaining to such person’s service to Xeris or any of its subsidiaries occurring at or before the Scheme Effective Time, subject to the limitations of applicable law and the companies’ organizational documents.

For a period of six (6) years from the completion of the Transaction, Xeris Holdco will cause to be maintained (i) the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance as in effect as the Scheme Effective Time or Merger Effective Time, as applicable, maintained by each of Strongbridge and its subsidiaries and Xeris and its subsidiaries with respect to matters arising on or before the Scheme Effective Time or (ii) a “tail” policy under each of Xeris’ and Strongbridge’s existing directors’ and officers’ insurance policy that covers those persons who are currently covered by each of Xeris’ and Strongbridge’s directors’ and officers’ insurance policy, respectively, in effect as of the date of the Transaction Agreement for actual or alleged actions and omissions occurring at or prior to the completion of the Transaction; provided, however, that, after the completion of the Transaction, Xeris Holdco will not be required to pay annual premiums in excess of 350% of the last annual premium paid by Xeris or Strongbridge, as applicable, prior to the date hereof in respect of the respective coverages required to be obtained, but in such case will purchase as much coverage as reasonably practicable for that amount.

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the Company will indemnify each of its directors, its executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. The Company will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and the Company will indemnify its directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Company or in furtherance of the Company’s rights. Additionally, certain of the Company’s directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, the Company has agreed in the indemnification agreements that the Company’s obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

The Company also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed October 5, 2021 (File No. 001-40880)).

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed October 5, 2021 (File No. 001-40880)).

4.1	Xeris Pharmaceuticals, Inc. 2011 Stock Option/Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.1 to Xeris Pharmaceuticals, Inc.’s Registration Statement on Form S-1 filed with the SEC on May 24, 2018 (File No. 333-225191)).

4.2	Xeris Pharmaceuticals, Inc. 2018 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to Xeris Pharmaceuticals, Inc.’s Registration Statement on Form S-1/A filed with the SEC on June 11, 2018 (File No. 333-225191))

4.3	Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.18 to Xeris Pharmaceuticals, Inc.’s Registration Statement on Form S-1/A filed with the SEC on June 11, 2018 (File No. 333-225191)).

4.4	Xeris Pharmaceuticals, Inc. Inducement Equity Plan (Incorporated by reference to Exhibit 99.1 of Xeris Pharmaceuticals, Inc.’s Registration Statement on Form S-8 filed with the SEC on February 8, 2019 (File No. 333-229587)).

4.5	Strongbridge Biopharma plc 2015 Equity Compensation Plan (Incorporated by reference to Exhibit 10.13 to Strongbridge Biopharma plc’s Form 10-K filed with the SEC on February 27, 2019 (File No. 001-37569)).

4.6	Strongbridge Biopharma plc Non-Employee Director Equity Compensation Plan (Incorporated by reference to Exhibit 10.14 to Strongbridge Biopharma plc’s Form 10-K filed with the SEC on February 27, 2019 (File No. 001-37569)).

4.7	Strongbridge Biopharma plc 2017 Inducement Plan (Incorporated by reference to Exhibit 10.15 to Strongbridge Biopharma plc’s Form 10-K filed with the SEC on February 27, 2019 (File No. 001-37569)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm for Xeris Pharmaceuticals, Inc..

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm for Strongbridge Biopharma plc.

23.3*	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 to this Registration Statement).

24	Powers of Attorney (included as part of the signature page hereto).

*	Filed herewith.

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act, as amended, which we refer to as the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city and state as set forth below, on October 5, 2021.

XERIS BIOPHRMA HOLDINGS, INC.

By:	/s/ Paul R. Edick
	Name:	Paul R. Edick
	Title:	Chief Executive Officer and Chairman
	City:	Chicago
	State:	Illinois

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Paul R. Edick and Steven M. Pieper his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul R. Edick Paul R. Edick	Chief Executive Officer and Chairperson of the Board of Directors (Principal Executive Officer)	October 5, 2021

/s/ Steven M. Pieper Steven M. Pieper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 5, 2021

/s/ John Schmid John Schmid	Director	October 5, 2021

/s/ Marla Persky Marla Persky	Director	October 5, 2021

/s/ B.J. Bormann B.J. Bormann	Director	October 5, 2021

/s/ Jeffrey Sherman Jeffrey Sherman	Director	October 5, 2021

/s/ Dawn Halkuff Dawn Halkuff	Director	October 5, 2021

/s/ John H. Johnson John H. Johnson	Director	October 5, 2021

/s/ Garheng Kong Garheng Kong	Director	October 5, 2021